Exhibit 3.2

CORRECTIONAL PROPERTIES TRUST

AMENDED AND RESTATED

BYLAWS

(Amended as of March 9, 2004)

ARTICLE I

OFFICES

     Section 1. Principal Office. The principal office of the Trust shall be located at such place or places as the Trustees may designate. The initial principal office of the Trust shall be 4200 Wackenhut Drive, Palm Beach Gardens, Florida 33410-4243.

     Section 2. Additional Offices. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

     Section 3. Fiscal and Taxable Years. The fiscal and taxable years of the Trust shall begin on January 1 and end on December 31.

ARTICLE II

MEETINGS OF SHAREHOLDERS

     Section 1. Place. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within or without the United States as shall be determined by the Board of Trustees and stated in the notice of the meeting.

     Section 2. Annual Meeting. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held each year, following the delivery of the annual report, referred to in Section 12 of this Article II, but in no event later than 120 days after the end of the Trust’s fiscal year, at a convenient location, as determined by the Board of Trustees, and on proper notice, on a date and at the time set by the Trustees, beginning with the year 1999. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

     Section 3. Special Meetings.

     (a) General. The Chairman of the Board, President, Chief Executive Officer, the Board of Trustees or a majority of the members of any committee of the Board of Trustees which has been duly designated by the Board of Trustees and whose powers and authority, as provided in a resolution of the Board of Trustees or these Bylaws, include the power to call such meetings may call a special meeting of the shareholders. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

     (b) Shareholder Requested Special Meetings. (1) One or more shareholders who together are the holders of record of 100,000 or more of the Trust’s Common Shares of Beneficial Interest may seek to have shareholders request a special meeting by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, requesting the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders who together are the holders of record of 100,000 or more of the Trust’s Common Shares of Beneficial Interest as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder that must be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

     (2) In order for any shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) shall be delivered to the secretary. In addition, the Special Meeting Request (a) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) shall bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) shall set forth the name and address, as they appear in the Trust’s books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of beneficial interest of the Trust which are owned by each such shareholder, and nominee holder for, and number of, shares owned by such shareholder beneficially but not of record, (d) shall be sent to the secretary by registered mail, return receipt requested, and (e) shall be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

     (3) The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust’s proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

     (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, Chief Executive Officer, President, Board of Trustees or committee members, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the Chairman of the Board, Chief Executive Officer, President, Board of Trustees or committee members may consider such factors as he, she, they or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

     (5) If written revocations of requests for the special meeting have been delivered to the secretary and the result is that shareholders of record as of the Request Record Date entitled to cast less than the Special Meeting Percentage have delivered and not revoked requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary’s intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

     (6) The Chairman of the Board, Chief Executive Officer, President, Board of Trustees or committee members may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of beneficial interest that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     (7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland, New York or Florida are authorized or obligated by law or executive order to close.”

     Section 4. Notice. Not less than 10 nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

     Section 5. Scope of Notice. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

     Section 6. Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

     Section 7. Quorum; Adjournment. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. In addition, any meeting of Shareholders convened on the date for which it was called may be adjourned to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

     Section 8. Voting: Nonapplicability Of Control Share Statute. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     TITLE 3, SUBTITLE 7, VOTING RIGHTS OF CERTAIN CONTROL SHARES, OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND (OR ANY SUCCESSOR STATUTE) SHALL NOT APPLY TO ANY ACQUISITION OF OWNERSHIP OF, OR VOTING RIGHTS, OR OTHER INTERESTS IN ANY SHARES OF THE TRUST BY ANY PERSON OR ENTITY.

     Section 9. Proxies. A shareholder may vote the shares owned of record either in person or by proxy. The proxy shall be in writing and shall be signed by the shareholder or by the shareholder’s duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law with respect to the use of proxies by stockholders in Maryland corporations, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy.

     Section 10. Voting of Shares by Certain Holders. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy. In the case of shares held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Trust is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. Shares standing in the name of a corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the corporate shareholder. Shares standing in the name of any general partnership may be voted by any partner thereof, or by any agent or proxy thereof. Shares standing in the name of any limited partnership may be voted by any general partner, or by any agent or proxy thereof. The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

     Section 11. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 12. Reports to Shareholders. Not later than 120 days after the close of each fiscal year of the Trust, the Trustees shall deliver or cause to be delivered a report of the business and operations of the Trust during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant based on the accountant’s full examination of the books and records of the Trust in accordance with generally accepted auditing procedures, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. A signed copy of the annual report and the accountant’s certificate shall be placed on file at the principal office of the Trust and filed by the Trustees with such governmental agencies, if any, as may be required by law and as the Trustees may deem appropriate.

     Section 13. Nominations and Shareholder Business.

     (a) Annual Meetings of Shareholders.

     (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Trustees, or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 13(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, and with respect to the first annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner, and (y) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Board of Trustees, or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 13(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the shareholder’s notice containing the information required by paragraph (a)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

     (c) General.

     (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

     (2) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 14. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

     Section 15. Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III

TRUSTEES

     Section 1. General Powers; Qualifications; Trustees Holding Over; Independent Trustees. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise agreed between the Trust and the Trustee, each individual Trustee, including each Independent Trustee (as defined below), may engage in other business activities of the type conducted by the Trust and is not required to present to the Trust any investment opportunities presented to them even though the investment opportunities may be within the scope of the Trust’s investment policies. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify. As used herein, the term “Independent Trustee” shall have the same meaning ascribed to it in the Declaration of Trust.

     Section 2. Annual And Regular Meetings. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

     Section 3. Special Meetings. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

     Section 4. Notice. Notice of any special meeting shall be given upon at least 24 hours written notice, with such written notice delivered personally, by telecopy, by mail or by a nationally recognized courier service to each Trustee at his business or residence address. Personally delivered or telecopied notices shall be given at least 24 hours prior to the meeting. If mailed or delivered by a nationally recognized courier service, such notice shall be deemed given 48 hours after the time of mailing or delivery to the courier service. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 5. Quorum. Except as provided in subsection (b) of Section 6, a majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice. The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     Section 6. Voting.

     (a) Except as provided in subsection (b) of this Section 6 and in Section 15 of Article III, the action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by the Declaration of Trust, these Bylaws or applicable statute.

     (b) Notwithstanding the foregoing, two-thirds of the Trustees shall be necessary to constitute a quorum to approve the actions set forth below in clauses (1) through (4), and such action shall not be effective unless approved by two-thirds of the Trustees (and, if an Interested Trustee Transaction, as defined in Section 15 of this Article III, also by the vote of the Independent Trustees pursuant to and in accordance with Article IV, Section 3). Such actions are:

     (1) A Change of Control (as hereinafter defined) of the Trust;

     (2) Any amendment to the Declaration of Trust or these Bylaws;

     (3) Any waiver or modification of the Ownership Limit (as defined in the Declaration of Trust); and

     (4) The issuance of any equity securities (other than Common Shares issued (a) for at least the fair market value thereof at the time of issuance as determined in good faith by a majority of the Board of Trustees, (b) pursuant to any share incentive or option plans of the Company, or (c) in a bona fide underwritten public offering managed by one or more nationally recognized investment banking firms) or rights to acquire any such securities.

     For purposes of this Section 6(b):

     (1) The term “Change of Control” of the Trust shall mean any transaction or series of transactions (whether by purchase of existing Common Shares, issuance of Common Shares, merger, consolidation or otherwise) the result of which is that either (i) any Person or Group becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power in the aggregate of all classes of beneficial interests of the Trust then outstanding normally entitled to vote in the election of Trustees of the Trust (or any surviving entity) or (ii) the Beneficial Owners of the beneficial interests of the Trust normally entitled to vote in the election of Trustees immediately prior to the transaction beneficially own less than 80% of the total voting power in the aggregate of all classes of beneficial interests of the Trust then outstanding normally entitled to vote in the election of Trustees of the Trust (or any surviving entity) immediately after such transaction.

     (2) The term “Person” as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

     (3) The term “Group” as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

     (4) The term “Beneficial Owner” as used herein shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to have beneficial ownership of all shares that a Person has the right to acquire, whether or not such right is immediately exercisable.

     (5) The term “Ownership Limit” as used herein shall have the same meaning as such term has in the Declaration of Trust.

     Section 7. Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 8. Informal Action By Trustees. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

     Section 9. Vacancies. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled at any regular meeting or at any special meeting called for that purpose by a majority of the Trustees. Any individual so elected as Trustee shall hold office for the remainder of the term of the class to which he was elected or until his successor is elected and qualifies.

     Section 10. Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may receive cash compensation, a fixed sum of shares or options for a fixed sum of shares of the Trust for any service or activity they perform or engage in as Trustees. Trustees may receive a fee for, and non-employee Trustees shall be reimbursed for expenses in connection with, attendance, if any, at each annual regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

     Section 11. Removal Of Trustees. The shareholders may remove any Trustee in the manner provided in the Declaration of Trust.

     Section 12. Loss Of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

     Section 13. Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 14. Number, Tenure And Qualifications. The number of Trustees of the Trust is nine (9), but such number may be changed to not less than three (3), and not more than fifteen (15), as determined from time to time by the Board of Trustees. Trustees need not be shareholders of the Trust.

     Section 15. Interested Trustee Transactions. Notwithstanding any other provision of these Bylaws, the following actions (an “Interested Trustee Transaction”) of the Board of Trustees shall require the approval of the Independent Committee, as defined in Article IV of these Bylaws: (i) the selection of operators for the Trust’s properties; and (ii) the entering into or the consummation of any agreement or transaction with The Wackenhut Corporation, a Florida corporation, Wackenhut Corrections Corporation, a Florida corporation, or their respective affiliates, including, but not limited to, the negotiation, enforcement and renegotiation of the terms of any lease of any of the Trust’s properties. As used herein, the word “affiliate” shall have the meaning given it in Rule 405 under the Securities Act of 1933, as amended. Action by the Independent Committee as provided herein shall be in lieu of action of the full Board of Trustees, except as otherwise required by law or as expressly otherwise provided in these Bylaws.

     Section 16. Other Interested Trustee Matters. Without limiting the requirements of Article III Section 15, a contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest is not void or voidable because of any one or more of the following: (i) the common trustee/directorship or interest; (ii) the presence of the Trustee at the meeting of the Board or committee of the Board which authorizes, approves or ratifies the contract or transaction; (iii) the counting of the vote of the Trustee for the authorization, approval or ratification of the contract or transaction; or (iv) the counting of the Trustee in determining the presence of a quorum at a meeting of the Board of Trustees or committee of the Board of Trustees or at a meeting of the shareholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

ARTICLE IV

COMMITTEES

     Section 1. General. The Board of Trustees may, by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the Trustees of the Trust. The board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by the Board of Trustees shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust, and may authorize the seal of the Trust to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending or supplementing the Declaration of Trust (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Trustees, fix the designations and any of the preferences or rights of such shares, including without limitation, those relating to voting powers, restrictions, limitations as to dividends or distributions, terms or conditions of redemption, liquidation, any distribution of assets of the Trust, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of shares) or authorizing the increase or decrease of the number of authorized shares of any class or series, or amending the Bylaws of the Trust; and, unless the Board of Trustees or the Declaration of Trust so provides, no such committee shall have the power or authority to authorize a merger, declare a dividend or distribution, authorize the issuance of shares or adopt a certificate of ownership.

     Section 2. Committees. The Trust shall initially have the following committees, the specific authority and members of which shall be as designated herein or by resolution of the Board of Trustees.

     (a) An Independent Committee, which shall consist solely of all of the Independent Trustees and which shall have the authority to approve the actions of the Board of Trustees as specified in Article III Section 15.

     (b) An Audit Committee, which will consist solely of Independent Trustees, and which will have (i) such qualifications for membership and such authority, duties and responsibilities (not otherwise prohibited by law) as may be required by the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC or the rules, regulations or listing standards of the NYSE or such other stock exchange on which the Trust’s shares may be listed, each as amended from time to time, (ii) the authority, duties and responsibilities (not otherwise prohibited by law) set forth in the charter of said committee as adopted or amended by the Board of Trustees from time to time and (iii) such further or other qualifications for membership and such further or other authority, duties and responsibilities (not otherwise prohibited by law) as may be delegated by the Board of Trustees from time to time.

     (c) A Compensation Committee, which will consist solely of Independent Trustees, and which shall determine compensation for the Trust’s executive officers and administer any share incentive plans adopted by the Trust.

     (d) An Executive Committee which shall have such authority as may be delegated to it by the Trustees.

     Section 3. Records Of Committee Meetings; Quorum; Vote. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action at such meeting.

ARTICLE V

OFFICERS

     Section 1. General Provisions. The officers of the Trust may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties, as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

     Section 2. Removal and Resignation. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

     Section 3. Vacancies. A vacancy in any office may be filled by the Trustees for the balance of the term.

     Section 4. Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to them by the Trustees.

     Section 5. Chief Executive Officer. The Trustees may designate a Chief Executive Officer from among the officers of the Trust. The Chief Executive Officer shall have responsibility for implementation of the policies of the Trust as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The Chief Executive Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The Chief Executive Officer shall perform such other duties as may be assigned to him by the Trustees.

     Section 6. Chief Operating Officer. The Trustees may designate a Chief Operating Officer from among the officers of the Trust. The Chief Operating Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Operating Officer and such other duties as may be prescribed by all the Trustees or the Chief Executive Officer from time to time.

     Section 7. Chief Development Officer. The Trustees may designate a Chief Development Officer from among the officers of the Trust. The Chief Development Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Development Officer and such other duties as may be prescribed by all the Trustees or the Chief Executive Officer from time to time.

     Section 8. Chief Financial Officer. The Trustees may designate a Chief Financial Officer from among the officers of the Trust. The Chief Financial Officer may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Financial Officer and such other duties as may be prescribed by all the Trustees or the Chief Executive Officer from time to time.

     Section 9. President. In the absence of the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer, the President shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Trustees, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trustees or the Chief Executive Officer from time to time.

     Section 10. Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or the Trustees. The Trustees may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

     Section 11. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Trustees.

     Section 12. Treasurer. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees. The Treasurer shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and Trustees, at the regular meeting of the Trustees or whenever they may required it, an account of all his transactions as Treasurer and of the financial condition of the Trust. If required by the Trustees, the Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

     Section 13. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, in general shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the Chief Executive Officer, the President or the Trustees. The Assistant Treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

     Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances.

     Section 2. Checks And Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Trustees.

     Section 3. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

ARTICLE VII

SHARES

     Section 1. Certificates. Subject to the authority of the Trustees to determine to issue shares without certificates, each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interest held by him in the Trust. Each certificate shall be signed by the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the Certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

     Section 2. Transfers. Certificates shall be treated as negotiable, and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. No transfers of shares of the Trust shall be made if (i) void ab initio pursuant to any provision of the Declaration of Trust or (ii) the Board of Trustees, pursuant to any provision of the Declaration of Trust, shall have refused to permit the transfer of such shares. Permitted transfers of shares of the Trust shall be made on the share records of the Trust only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Declaration of Trust or by action of the Board of Trustees thereunder, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 3. Replacement Certificate. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4. Fixing of Record Date. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken. If no record date is fixed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except that when the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, a new record date shall be determined as set forth herein.

     Section 5. Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

ARTICLE VIII

DISTRIBUTIONS

     Section 1. Authorization. Dividends and other distributions upon the shares of the Trust may be authorized and declared by the Board Trustees in their discretion, subject to the provisions of law and the Declaration of Trust. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

     Section 2. Contingencies. Before payment of any dividends or any other distributions, there may be set aside out of any funds of the Trust available for dividends or any other distributions such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

SEAL

     Section 1. Seal. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. Affixing Seal. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE X

INDEMNIFICATION AND ADVANCES FOR EXPENSES

     To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee or officer or any former Trustee or officer (including among the foregoing, for all purposes of this Article X and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. Notwithstanding the foregoing, if the proceeding was one by or in the right of the Trust, indemnification may not be made in respect of any proceeding in which the Trustee or officer shall have been adjudged to be liable to the Trust. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee or officer or former Trustee or officer made a party to a proceeding by reason such status, provided that, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee or officer or any former Trustee or officer who served a predecessor of the Trust as a trustee, director, officer or partner, and to any employee or agent of the Trust or a Predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the “MGCL”) for directors of Maryland corporations. The provisions of this Article X shall not be deemed to exclude any other rights of indemnification or for the advancement of expenses to which a Trustee or officer, or any former Trustee or officer, of the Trust may be entitled pursuant to the Declaration of Trust, action by the shareholders or Board of Trustees, by agreement or otherwise. The Trust may provide to Trustees and officers such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by law.

ARTICLE XI

WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

     In accordance with Article III hereof, the Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XIII

MISCELLANEOUS

     All references to the Declaration of Trust shall include any amendments and supplements thereto.